UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2019

NEWBRIDGE GLOBAL VENTURES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-11730	84-1089377
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

2545 Santa Clara Avenue

Alameda, CA 94501

               (Address of Principal Executive Offices)

801-362-2115

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2019, the Board of Directors (the “Board”) the Company appointed Eric Baum to the Company’s Board. Mr. Baum’s appointment is effective immediately.

Mr. Baum, 42, has 20 years of business and corporate strategy experience across multiple industries including life sciences, cannabis, education, travel, technology and real estate. Currently, Mr. Baum is a co-founder and managing director of Solidea Capital, a private equity and venture advisory firm and a managing director and member of the executive leadership team at its sister company, Acquis Consulting Group, a rapidly growing management consulting firm that specializes in key service areas. Mr. Baum has been at Acquis for the last 15 years. Additionally, Mr. Baum is a founding partner of Summit Holdings, a real estate investment firm and a member of several angel investment groups as well as a member of the Young Entrepreneur Council (YEC). Most recently, he was appointed to Kush Holdings Board of Directors and is Chairman of its compensation committee and a member of its audit committee.

A copy of the Company’s press release relating to Mr. Baum’s appointment is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.  Financial Statements and Exhibits.

(d)         Exhibits

The exhibits listed below are furnished as Exhibits to this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press Release dated May 13, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NewBridge Global Ventures, Inc. (Registrant)

Dated: May 13, 2019	By: /s/ Robert Bench Name: Robert Bench Title: Chief Executive Officer